Exhibit 5.1

MingZhu Logistics Holdings Limited 明珠货运控股有限公司	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/173679.00002

[Date]

Dear Sirs

MingZhu Logistics Holdings Limited 明珠货运控股有限公司 (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act 1933, as amended (the Act). The Registration Statement relates to the offering (the Offering) of (i) a maximum of US$13,500,000 of ordinary shares of a par value of US$0.001 per share each of the Company (the Offering Shares), and (ii) up to an additional US$2,025,000 of ordinary shares to cover the over-allotment option to be granted to the underwriter (the Over-allotment Shares, and together with the Offering Shares, the IPO Shares). Such public offering is being underwritten pursuant to an underwriting agreement (the Underwriting Agreement) between the Company and the underwriter named therein. The Company will also be issuing to the underwriters warrants to purchase such number of ordinary shares in the Company equal to an aggregate of 10% of the total number of IPO Shares sold in the Offering (the Underwriter’s Warrants and the ordinary shares underlying such warrants, the Warrant Shares).

We are furnishing this opinion as Exhibits 5.1 and 8.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

(a)	the certificate of incorporation of the Company dated 2 January 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company filed with the Registrar on 2 January 2018 (respectively, the Memorandum and the Articles);

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Ray Ng Kate Hodson Anthony Oakes David Nelson Oliver Payne James Bergstrom Marcus Leese

(c)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 12 February 2020 (the Restated Memorandum and Articles);

(d)	a certificate of good standing dated [date] 2020 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	a register of directors of the Company as at 14 February 2020 (the ROD);

(f)	a copy of the register of members of the Company as at 14 February 2020 (the ROM, and together with the ROD, the Registers);

(g)	a draft copy of the Underwriting Agreement in the form filed as Exhibit 1.01 to the Registration Statement;

(h)	a draft copy of the Underwriter’s Warrants in the form filed as Exhibit 4.1 to the Registration Statement;

(i)	copies of the unanimous written resolutions of the shareholders of the Company dated 12 February 2020 and [date] 2020 (the Shareholder Resolutions);

(j)	a copy of the unanimous written resolutions of the directors of the Company dated [date] 2020 approving the Company’s filing of the Registration Statement and issuance of the IPO Shares, the Underwriter’s Warrants and the Warrant Shares (the Board Resolutions, and together with the Shareholder Resolutions, the Resolutions); and

(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)	the maximum number of ordinary shares which the Company is required to issue to fulfil its obligation to issue the IPO Shares is 450,000 ordinary shares and the consideration payable for each Offering Share and Over-Allotment Share shall be no less than the par value of US$0.001 each;

(i)	the Company will duly execute and deliver the Underwriter’s Warrants in the draft form provided for us for review in accordance with the Resolutions; and

(j)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability under the laws of the Cayman Islands and is validly existing and in good standing with the Registrar.

Valid Issuance of IPO Shares and Warrant Shares

(b)	The IPO Shares, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and duly passed Resolutions and once consideration of not less than the par value is paid per share, will be validly issued, fully paid and non-assessable. Once the register of members has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

(c)	The Warrant Shares have been duly authorised and, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement, the duly signed and delivered Underwriter’s Warrants and duly passed Resolutions and once consideration of not less than the par value is paid per share, will be validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(d)	The statements contained in the Registration Statement in the sections headed “Taxation - Cayman Islands Taxation” and “Taxation – Under Existing Cayman Islands Law”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and Warrant Shares while the Registration Statement is effective.

Yours faithfully

Ogier